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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                 AMENDMENT NO. 2 TO CURRENT REPORT ON FORM 8-K
                              DATED MARCH 20, 1998

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 20, 1998

                       LORAL SPACE & COMMUNICATIONS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      ISLANDS OF BERMUDA                    1-14180                       13-3867424
        (STATE OR OTHER                   (COMMISSION                    (IRS EMPLOYER
        JURISDICTION OF                  FILE NUMBER)                   IDENTIFICATION
        INCORPORATION)                                                      NUMBER)

                C/O LORAL SPACECOM CORPORATION
             600 THIRD AVENUE, NEW YORK, NEW YORK                            10016
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (212) 697-1105

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                                AMENDMENT NO. 2

     The Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated March 20, 1998, as set forth below:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b) PRO FORMA FINANCIAL INFORMATION

          Unaudited Pro Forma Condensed Consolidated Statement of Operations of Loral Space & Communications Ltd. for the three months ended March 31, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                            LORAL SPACE & COMMUNICATIONS LTD.
                                          --------------------------------------
                                                       (Registrant)

Date: June 16, 1998                       by /s/  MICHAEL P. DEBLASIO
                                          --------------------------------------
                                                   Michael P. DeBlasio
                                          First Senior Vice President -- Finance

                                        1
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                            PRO FORMA FINANCIAL DATA

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

     The following unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1998 gives effect to the acquisition by Loral of Orion Network Systems, Inc. ("Orion") on March 20, 1998. Orion's balance sheet is reflected in Loral's consolidated balance sheet at March 31, 1998 included in Loral's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998. Loral's consolidated statement of operations will reflect the results of Orion commencing April 1, 1998. The unaudited pro forma condensed consolidated statement of operations, which assumes that the Orion acquisition occurred on January 1, 1997, reflects the purchase method of accounting and the adjustments and assumptions described in the accompanying notes.

     The pro forma adjustments are based upon preliminary estimates of fair values which, except for debt, are based on historical values of assets and liabilities. Actual adjustments will be based on final appraisals and other analyses of fair values, which are not expected to result in material adjustments. The carrying value of Orion's debt was increased to reflect a fair value adjustment of $148.6 million based on quoted market prices at March 31, 1998. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the audited and unaudited consolidated financial statements and notes of Loral and Orion. The unaudited pro forma condensed consolidated statement of operations data may not be indicative of the results that actually would have occurred if the acquisition had taken place on January 1, 1997, or future results.

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

                       LORAL SPACE & COMMUNICATIONS LTD.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

PERIOD COVERED:
Loral and Orion January 1 -- March 31, 1998

                                                                         PRO FORMA
                                                 LORAL       ORION      ADJUSTMENTS     PRO FORMA
                                                --------    --------    -----------    -----------
                                                                             (NOTES 1 AND 2)
Revenues......................................  $295,213    $ 18,790      $    --       $314,003
Costs and expenses............................   294,231      42,429       (9,116)(a)(b)   327,544
                                                --------    --------      -------       --------
  Operating income (loss).....................       982     (23,639)       9,116        (13,541)
Interest income (expense), net................     6,946     (15,764)       4,631(b)      (4,187)
Other expense.................................        --        (288)          --           (288)
                                                --------    --------      -------       --------
  Pre-tax income (loss).......................     7,928     (39,691)      13,747        (18,016)
Income taxes..................................     3,063          --       (7,952)(c)     (4,889)
                                                --------    --------      -------       --------
  Income (loss) before equity in net loss of
     affiliates...............................     4,865     (39,691)      21,699        (13,127)
Equity in net loss of affiliates..............   (20,370)         --        2,744(d)     (17,626)
Minority interest.............................        62          --           --             62
                                                --------    --------      -------       --------
  Net loss....................................   (15,443)    (39,691)      24,443        (30,691)
Preferred dividends and accretion, net of
  forfeitures.................................    11,606      (1,387)       1,387(b)      11,606
                                                --------    --------      -------       --------
  Net loss attributable to common shares......  $(27,049)   $(38,304)     $23,056       $(42,297)
                                                ========    ========      =======       ========
Loss per share (Note 3):
  Basic.......................................  $  (0.11)                               $  (0.16)
                                                ========                                ========
  Diluted.....................................  $  (0.11)                               $  (0.16)
                                                ========                                ========
Weighted average shares outstanding:
  Basic.......................................   249,336                                 267,236
                                                ========                                ========
  Diluted.....................................   249,336                                 267,236
                                                ========                                ========

See notes to unaudited pro forma condensed consolidated statement of operations.
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

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

     1. On March 20, 1998, Loral acquired all the outstanding stock, as defined, of Orion in exchange for Loral Common Stock (the "Merger"). Loral issued 17.9 million shares of its Common Stock and assumed existing Orion options and warrants to purchase 1.9 million shares of Loral Common Stock representing an aggregate purchase price of $469.0 million. The purchase price was determined pursuant to the requirements of APB 16 and EITF 95-19.

     This acquisition is being accounted for as a purchase. Pro forma adjustments to the unaudited condensed consolidated statement of operations have been calculated for the three months ended March 31, 1998. These unaudited pro forma condensed consolidated statement of operations adjustments have been prepared as if the acquisition of Orion had occurred on January 1, 1997. The following facts and assumptions in notes (a) through (c) were used in determining the pro forma effect of the acquisition of Orion:

          (a) The estimated excess of purchase price over the net assets acquired of $605.5 million is being amortized over 40 years, offset by amortization included in Orion's historical statement of operations. Orion's identifiable assets and liabilities used in the preparation of this unaudited pro forma condensed consolidated statement of operations were based on preliminary estimates of fair values which, except for debt, were based on historical cost, pending the completion of an independent valuation and allocation of their respective fair values, which are not expected to result in material adjustments. The carrying value of Orion's debt was increased to reflect a fair value adjustment of $148.6 million based on quoted market prices at March 31, 1998.

          (b) Other pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations include $0.5 million for amortization of unearned compensation resulting from the difference between the purchase price and exercise price of unvested stock options, $3.3 million for decreased interest expense related to the adjustment to record Orion's debt at fair value, $1.3 million for decreased interest expense due to conversion of Orion's convertible debentures into Loral Common Stock in connection with the Merger, $12.2 million for elimination of Merger related expenses and $1.4 million for elimination of net forfeitures of preferred dividends and accretion on Orion Preferred Stock converted in connection with the Merger.

          (c) A tax benefit was recorded as an adjustment to the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1998 related to the Orion loss which would have been available to Loral on its US income tax return. A tax rate of 35% was applied to Orion's loss, net of certain pro forma adjustments.

     2.  Other adjustments

          (d) Loral's equity in the net loss of Satelites Mexicanos, S.A. de C.V. ("SatMex") for the three months ended March 31, 1998 includes the write-off of deferred financing costs related to debt which was refinanced during February and March 1998. The refinanced debt was incurred during 1997 to finance the acquisition of a 49% indirect economic interest in SatMex. Had the acquisition occurred on January 1, 1997, such fees would have been expensed during 1997. An adjustment of $2.7 million has been included in the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1998 to reflect the pro forma write-off of the deferred financing costs in the earlier period.

     3. Basic earnings per share is computed based upon the weighted average number of Loral common shares and the Loral Series A Preferred Stock outstanding. Diluted earnings per share excludes the assumed conversion of the Loral Series C Preferred Stock and other dilutive securities as the effect would have been anti-dilutive. Both basic and diluted earnings per share computations give pro forma effect to the shares issued for the Orion acquisition.

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              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

     The following table presents the weighted average shares used in the pro forma loss per share calculation (in thousands):

                                                            BASIC     DILUTED
                                                           -------    -------
Shares -- historical financial statements................  249,336    249,336
Issuance of shares to Orion shareholders.................   17,900     17,900
                                                           -------    -------
Pro forma shares used in per share calculations..........  267,236    267,236
                                                           =======    =======

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